Exhibit (e)(2)(xi)

Schedules A and B to

Amended and Restated Distribution Contract

Amended as of January 29, 2020

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Income Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Short Duration Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund

Ashmore Emerging Markets Small-Cap Equity Fund

Ashmore Emerging Markets Frontier Equity Fund

Ashmore Emerging Markets Active Equity Fund

Ashmore Emerging Markets Equity ESG Fund

Dated as of: January 29, 2020

Schedule B

ASHMORE FUNDS

Share Classes

All Funds (except Ashmore Emerging Markets Equity ESG Fund)

Institutional Class

Class A

Class C

Class T

Ashmore Emerging Markets Equity ESG Fund

Institutional Class

Class A

Class C

Dated as of: January 29, 2020

[signature page follows]

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:	/s/ Kevin Hourihan
Name:	Kevin Hourihan
Title:	Authorized Signatory

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:	/s/ Thomas Hyde
Name:	Thomas Hyde
Title:	Director/Chief Accounting Officer

Date: January 29, 2020

[Schedules A and B to Distribution Contract]